EX-99.A



             INFORMATION WITH RESPECT TO THE EXECUTIVE OFFICERS AND
                  MANAGERS OF GRAND SLAM GENERAL PARTNERS, LLC

NAME AND ADDRESS(1)           POSITION WITH                  PRINCIPAL
                           GRAND SLAM GENERAL               OCCUPATION
                             PARTNERS, LLC

Mitchell Sacks(1)               Principal           Manager of Grand Slam Asset
                                                  Management, LLC and Grand Slam
                                                  General Partners, LLC

Erik Volfing(1)                 Principal

                                                   Manager of Grand Slam Asset
                                                  Management, LLC and Grand Slam
                                                       General Partners, LLC

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(1) The  business  address  of each of the named  individuals  is c/o Grand Slam
Capital Partners, LP, One Bridge Plaza, Fort Lee, New Jersey 07024.


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